UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2007
Harris Interactive Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Corporate Woods, Rochester, New
York	14623

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 585-272-8400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 — Entry into a Material Definitive Agreement
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
On May 10, 2007, Harris Interactive Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its Lease Agreement (the “Initial Lease”) with Richard B. Wirthlin Family LLC, a Utah limited liability company (the “Landlord”), dated April 23, 2002, covering the Company’s rental of 18,212 square feet of office space located at 1920 Association Drive, Reston, Virginia. A copy of the Initial Lease was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.
Material terms of the Amendment are as follows:
•	A reduction in the square footage of rented space by 5,192 square feet, located on the first floor, in exchange for a payment of $230,263 by the Company to the Landlord, and contingent upon the Landlord entering into a lease for the aforementioned first floor space.

•	Upon receipt of a Notice to Proceed from the Landlord, the following amendments to the Initial Lease shall be effective:
•	Beginning June 1, 2007 and continuing through April 30, 2008, rent in the amount of $370,005.32 is payable in equal monthly installments of $33,636.85 (an annual amount of $403,642.16, pro-rated for an 11 month period).

•	For the period commencing on May 1, 2008 and continuing until April 30, 2010, annual rent in the amount of $429,683.59 is payable in equal monthly installments of $35,806.97.
As a result of the Amendment, the Company’s lease obligation over the remaining term of the lease will be reduced by approximately $500,000 from the Initial Lease, which when offset against the payment to the Landlord for the space reduction noted above, will result in anticipated net savings of approximately $300,000 over the remaining lease term.
A copy of the Amendment is being filed to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	First Amendment to Lease Agreement between Harris Interactive Inc. and Richard B. Wirthlin Family LLC, dated as of May 10, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.
May 16, 2007	By:	/s/ Ronald E. Salluzzo
		Name:	Ronald E. Salluzzo
		Title:	Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	First Amendment to Lease Agreement between Harris Interactive Inc. and Richard B. Wirthlin Family LLC, dated as of May 10, 2007.